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                                                          EXHIBIT 10.12.1


                FIRST AMENDMENT TO CREDIT AGREEMENT


        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and dated as of the 12 day of February, 1999, by and among THE FIRST NATIONAL BANK OF CHICAGO ("FNBC"), UNION BANK OF CALIFORNIA, N.A., ABN AMRO BANK N.V., and BANQUE NATIONALE DE PARIS (each of the above parties, a "Lender", and collectively, the "Lenders"), FNBC as agent for the Lenders (in such capacity, the "Agent"), and BIO-RAD LABORATORIES, INC., a Delaware corporation (the "Borrower").

                           RECITALS

        A. Pursuant to that certain Credit Agreement dated as of May 15, 1998 among the Agent, the Lenders and the Borrower (as amended to date, the "Agreement"), the Lenders agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

        B. The parties hereto have agreed to certain amendments to the Agreement, all as more particularly described below.

        NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                           AGREEMENT

        1. Dividends. To reflect the agreement of the parties hereto to amend the Borrower's covenant on dividends, effective as of the First Amendment Effective Date (as defined in Paragraph 3 below),
   Section 6.10 of the Agreement is hereby amended to read in its entirety as follows:

        "6.10 Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than (i) dividends payable in its own capital stock and (ii) excluding share repurchases used solely to fund employee stock purchase plans and employee stock option plans, provided such share repurchases do not exceed $4,000,000 in any fiscal year (including, without limitation, the fiscal year ended December 31, 1998)) or redeem, purchase or otherwise acquire or retire any of its capital stock at any time outstanding ("Restricted Payments"), except that any Subsidiary may declare and pay dividends to the Borrower or to a wholly-owned Subsidiary and the Borrower may make Restricted Payments in any one fiscal quarter up to an amount not in excess of 50% of the sum of consolidated net income during the four fiscal quarters ending on the date of determination less any Restricted Payments paid during such period, provided that during the term of this Agreement the total amount of Restricted Payments made shall not exceed $25,000,000 and further, provided

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        no Restricted Payment may be made if prior to, and after giving effect thereto, any Default or Unmatured Default exists."

        2. Reaffirmation of Other Loan Documents. The Borrower hereby affirms and agrees that (a) the execution and delivery by the Borrower of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Borrower under the Agreement or any other Loan Document, (b) the term "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Borrower under the Agreement as amended by this Amendment, and
   (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

        3. First Amendment Effective Date. This Amendment shall be effective on the earliest date (the "First Amendment Effective Date") upon which the Agent has received (a) duly executed copies of this Amendment from each of the Lenders, the Agent and the Borrower, and (b) such board resolutions, incumbency certificates and other additional documentation as the Agent may request in connection herewith.

        4. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                (a) The Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

                (b) This Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

        5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.








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        IN WITNESS WHEREOF, the parties hereto have caused this
   Amendment to be executed as of the day and year first above written.



                                   BIO-RAD LABORATORIES, INC.


                                   By:   /s/ Ronald W. Hutton
                                   Name:     Ronald W. Hutton
                                   Title:    Treasurer



                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as the Agent and as a Lender


                                   By:   /s/ Mark A. Isley
                                   Name:     Mark A. Isley
                                   Title:    First Vice President



                                   UNION BANK OF CALIFORNIA, N.A., as a Lender


                                   By:   /s/ Michael E. Cooper
                                   Name:     Michael E. Cooper
                                   Title:    Vice President



                                   ABN AMRO BANK N.V., as a Lender


                                   By:   /s/ Gina M. Brusatori
                                   Name:     Gina M. Brusatori
                                   Title:    Group Vice President


                                   By:   /s/ Dianne D. Barkley
                                   Name:     Dianne D. Barkley
                                   Title:    Group Vice President


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                                   BANQUE NATIONALE DE PARIS, as a Lender


                                   By:   /s/ Debra Wright
                                   Name:     Debra Wright
                                   Title:    Vice President


                                   By:   /s/ Mark McElwain
                                   Name:     Mark McElwain
                                   Title:    Assistant Vice President















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